Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-273996, 333-281517, 333-283784 and 333-284812) and Form S-8 (Nos. 333-261547, 333-263544, 333-265955, 333-270569, 333-277551 and 333-285458) of Archer Aviation Inc. of our report dated March 2, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 2, 2026